Exhibit 99.1

Cherokee Inc.	Integrated Corporate Relations, Inc.
6835 Valjean Ave.	12121 Wilshire Blvd. #300
Van Nuys, CA 91406	Los Angeles, CA 90025
(818) 908-9868 ext. 325	(310) 954-1100
Contact: Russell J. Riopelle, Chief Financial Officer	Contact: John Mills

For Immediate Release:

Cherokee Inc. Announces 2nd Quarter Fiscal 2010 Financial Results

VAN NUYS, CA (September 8, 2009) —  Cherokee Inc. (NASDAQ:  CHKE), a leading global licensor and brand management company, today reported total royalty revenues for the second quarter ended August 1, 2009 (the “Second Quarter”) of $8.1 million, as compared to $10.5 million in the comparable period last year.  This decline was primarily due to lower royalties from our domestic licensees, coupled with a stronger U.S. dollar in the Second Quarter as compared to last year, which resulted in lower U.S. dollar based royalties from our international licensees.  Cherokee’s operating expenses for the Second Quarter totaled $3.3 million, which was $0.6 million less than the $3.9 million in the comparable period last year.  Cherokee’s net income for the Second Quarter decreased by a total of $1.1 million to $2.9 million or $0.32 per diluted share, as compared to $4.0 million, or $0.45 per diluted share in the comparable period last year.  The Company ended the quarter with cash and cash equivalents of $8.9 million, net receivables of $7.4 million and no debt.

Russell J. Riopelle, Chief Financial Officer, commented, “We finished the quarter in another strong cash position and a debt-free balance sheet.  During our Second Quarter we paid a $0.50 per share dividend in June, and announced our upcoming dividend of $0.50 per share to be paid on September 16th.  Unless we see a prudent and compelling acquisition opportunity or some other growth opportunity, we expect to continue a dividend policy commensurate with our earnings and excess cash availability, as conditions permit and at the discretion of the Board.  We remain focused on implementing and executing strategies designed to maximize value for our shareholders during this difficult retailing environment.”

Howard Siegel, President of Cherokee, stated, “In the U.S. our royalty revenues for the Second Quarter decreased by $1.1 million from the prior year, as a result of lower retail sales of our Cherokee brand due to the reduction of categories at Target, and the absence of Sideout revenues due to the liquidation of Mervyn’s.  These decreases were partially offset by the growth in revenues of Norma Kamali at Wal-Mart.  Internationally, our retail sales in local currencies declined with Tesco U.K. and Tesco CR, while we experienced growth with Tesco Hungary and Tesco Poland.  In addition, we also experienced growth with some of our smaller licensees, such as Tottus Peru and Tottus Chile, a division of S.A.C.I. Falabella.  Although we expect that retail revenues may continue to be soft through the rest of this year, we believe we will benefit from the growing revenue streams of our Cherokee brand in Brazil, Chile, Peru and India, as well as our upcoming launch in Spain, along with the continued growth of Norma Kamali at Wal-Mart.  We are hopeful that these programs, coupled with potential new accounts for Cherokee as well as our Sideout brand, will enhance our revenues beginning next year.”

About Cherokee Inc.

Cherokee Inc., based in Van Nuys, is a marketer, licensor and manager of a variety of brands it owns (Cherokee, Sideout, Carole Little and others) and represents.  Currently, Cherokee has licensing agreements in a number of categories, including family apparel, fashion accessories and footwear, as well as home furnishings and recreational products.  Premier clients for the Cherokee brand around the world include Target Stores (U.S.), Tesco (U.K., Ireland and certain Central European countries), Zellers (Canada), Pick ‘n Pay (South Africa), Grupo Pão de Acucar (Brazil), S.A.C.I. Falabella (Chile and Peru), Arvind Mills (India), Shufersal LTD. (Israel), Comercial Mexicana (Mexico) and Eroski (Spain).  Premier clients for Cherokee’s other brands include the TJX Companies (U.S., Canada and Europe) for the Carole Little brands, and Shanghai Bolderway (China) for the Sideout Brand.  Cherokee also placed the Norma Kamali brand with Wal-Mart.

Statements included within this news release that are not historical in nature constitute forward-looking statements for the purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995.  When used, the words “anticipates”, “believes”, “expects”, “may”, “should” and similar expressions are intended to identify such forward-looking statements.  Forward-looking statements included in this press release (including, without limitation, express or implied statements regarding anticipated growth in international markets, future dividend payments, anticipated free cash flows and potential future business development) involve known and unknown risk and uncertainties that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such risks and uncertainties, include, but are not limited to, the effect of national, international and regional economic conditions, the financial condition of the apparel industry and the retail industry, the overall level of consumer spending domestically and internationally, the effect of intense competition in the industry in which the Company operates, adverse changes in licensee or consumer acceptance of products bearing the Company’s brands as a result of fashion trends or otherwise, the ability and/or commitment of the Company’s licensees to design, manufacture and market Cherokee, Sideout and Carole Little branded products, the Company’s dependence on a select group of licensees for most of the Company’s revenues, the Company’s dependence on its key management personnel and adverse determinations of claims, liabilities or litigations.  A further list and description of these risk, uncertainties and other matters can be found in the Company’s Annual Report on Form 10-K for Fiscal Year 2009, and in its periodic reports on Forms 10-Q and 8-K (if any).  Undue reliance should not be placed on the forward-looking statements contained herein because some or all of them may turn out to be wrong.  The Company disclaims any intent or obligation to update any of the forward-looking statements contained herein to reflect future events and developments.

CHEROKEE INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

	Three months ended		Six months ended

	August 1, 2009	August 2, 2008	August 1, 2009	August 2, 2008

Royalty revenues	$8,091,000	$10,540,000	$16,974,000	$22,063,000
Selling, general and administrative expenses	3,346,000	3,884,000	6,460,000	7,628,000

Operating income	4,745,000	6,656,000	10,514,000	14,435,000

Other income:
Investment and interest income	6,000	28,000	13,000	97,000

Total other income	6,000	28,000	13,000	97,000

Income before income taxes	4,751,000	6,684,000	10,527,000	14,532,000

Income tax provision	1,888,000	2,646,000	3,837,000	5,821,000

Net income	$2,863,000	$4,038,000	$6,690,000	$8,711,000

Basic earnings per share	$0.32	$0.45	$0.76	$0.98

Diluted earnings per share	$0.32	$0.45	$0.76	$0.98

Weighted average shares outstanding
Basic	8,814,187	8,921,655	8,814,187	8,918,334

Diluted	8,814,187	8,925,931	8,814,187	8,930,180

Effective Tax Rate	39.7%	39.6%	36.4%	40.1%

CHEROKEE INC.

CONSOLIDATED BALANCE SHEETS

Unaudited

	August 1,	January 31,
	2009	2009
Assets
Current assets:
Cash and cash equivalents	$8,940,000	$13,652,000
Receivables	7,440,000	5,475,000
Prepaid expenses and other current assets	174,000	75,000
Income taxes receivable	1,861,000	1,609,000
Deferred tax asset	359,000	795,000
Total current assets	18,774,000	21,606,000

Deferred tax asset	1,112,000	894,000
Property and equipment, net of accumulated depreciation of $762,000 and $725,000, respectively	182,000	210,000
Trademarks, net	8,409,000	9,013,000
Other assets	14,000	14,000
Total assets	$28,491,000	$31,737,000

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$979,000	$954,000
Accrued compensation payable	1,294,000	2,902,000
Income taxes payable	878,000	734,000
Accrued dividends payable	4,407,000	4,407,000

Total current liabilities	7,558,000	8,997,000

Stockholders’ Equity:
Preferred stock, $.02 par value, 1,000,000 shares authorized None issued and outstanding	-	-
Common stock, $.02 par value, 20,000,000 shares authorized, 8,814,187 and 8,814,187 shares issued and outstanding at August 1, 2009 and January 31, 2009, respectively	176,000	176,000
Additional paid-in capital	15,192,000	14,875,000
Retained earnings	5,565,000	7,689,000
Stockholders’ equity	20,933,000	22,740,000
Total liabilities and stockholders’ equity	$28,491,000	$31,737,000